Exhibit 99.1

Tidewater Announces Conference Call

NEW ORLEANS, April 5, 2007 – Tidewater Inc. (NYSE: TDW) announced today that its fiscal 2007 fourth quarter (ended March 31, 2007) earnings release and conference call have been scheduled for Thursday, April 26, 2007. The press release will be issued before the market opens and the conference call will begin at 10:00 a.m. CDST.

Investors and interested parties may listen to the teleconference via telephone by calling 1-888-388-7493 if calling from the US or Canada (1-706-679-8348 if calling from outside the US) and ask for the “Tidewater Inc” call just prior to the scheduled start. A replay of the conference call will be available beginning at 1:00 p.m. CDST on April 26, 2007, and will continue until 11:59 p.m. CDST on April 27, 2007. To hear the replay, call 1-800-642-1687 or (1-706-645-9291 if calling from outside the US). The conference call ID number is 5152515.

A simultaneous webcast of the conference call will be accessible online at the Tidewater Inc. website, www.tdw.com, and at the CCBN website, www.streetevents.com. The online replay will be available until May 27, 2007.

Tidewater Inc. owns 466 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

Contact: Joe Bennett 504-566-4506

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